UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549
________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 3, 2008

WITS BASIN PRECIOUS MINERALS INC.
(Exact Name of Registrant as Specified in Charter)

Minnesota (State or Other Jurisdiction of Incorporation)	1-12401 (Commission File Number)	84-1236619 (IRS Employer Identification No.)

80 South 8th Street, Suite 900 Minneapolis, Minnesota (Address of Principal Executive Offices)	55402-8773 (Zip Code)

612.349.5277
(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On March 3, 2008, Wits Basin Precious Minerals Inc, (the “Registrant”) entered into a letter of intent (“LOI”) with Communications DVR Inc. (“DVR”), a capital pool company listed on the Toronto Stock Exchange Venture Exchange (TSXV: DVR.P). Under the terms of the LOI, it is anticipated that DVR will acquire from Registrant a right to acquire a 65 percent equity interest in the “FSC Project” located in South Africa, in exchange for 22,000,000 DVR common shares. Subject to certain conditions, the Registrant will vend to, and DVR will acquire from the Registrant, all of the Registrant’s rights and obligations under an October 30, 2007 Sale of Shares Agreement by and among AfriOre International (Barbados) Limited, the Registrant and Kwagga Gold (Barbados) Limited, pursuant to which the Registrant holds the right to acquire a 65 percent equity interest in Kwagga, subject to the satisfaction of certain obligations of the Registrant. Those obligations include, without limitation, the expenditure of US$1,400,000 on exploration and related expenses and the payment to AfriOre of the purchase price of US$1,162,000, which payment must be made by the later of three months after the expenditure of the US$1,400,000 or December 31, 2008. Kwagga is a private company incorporated under the Barbados Companies Act. Kwagga’s principal asset is a wholly-owned subsidiary, Kwagga Gold (Proprietary) Limited, a South African company, which holds valid prospecting permits on approximately 230,000 acres adjacent to the main Witwatersrand basin. The Registrant filed the October 30, 2007 Sale of Shares Agreement on Form 8-K dated December 12, 2007.

Attached hereto as Exhibit 99.1 is a press release filed by the Registrant on March 10, 2008 with respect to the execution of the LOI, which is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

EXHIBIT	DESCRIPTION
99.1	Press Release dated March 10, 2008

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Wits Basin Precious Minerals Inc.

Date: March 12, 2008	By:	/s/ Mark D. Dacko
Mark D. Dacko
Chief Financial Officer

EXHIBIT INDEX

EXHIBIT	DESCRIPTION

99.1	Press Release dated March 10, 2008